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                                   CONSENT OF
                             CHASE SECURITIES INC.

    We hereby consent to the use of our opinion letter dated July 10, 2000 to the Board of Directors of Forest Oil Corporation included as Annex D to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger involving Forest Oil Corporation and Forcenergy Inc, and to the references to such opinion in such joint proxy statement/ prospectus under the caption "THE MERGER--Opinions of Forest's Financial Advisors--Chase Securities Inc." In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

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                                                       CHASE SECURITIES INC.

                                                       BY:  /S/ DOUG BRAUNSTEIN
                                                            -----------------------------------------
                                                            Name: Doug Braunstein
                                                            Title: HEAD OF GLOBAL MERGERS &
                                                            ACQUISITIONS
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New York, New York
November 3, 2000